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                                                           Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                HAWK CORPORATION
             (Exact name of registrant as specified in its charter)

                DELAWARE                              34-1608156
       (State of incorporation)            (I.R.S. Employer Identification No.)

             200 PUBLIC SQUARE, SUITE 30-5000, CLEVELAND, OHIO 44114
               (Address of Principal Executive Offices) (Zip Code)

                    FRICTION PRODUCTS CO. PROFIT SHARING PLAN
             S.K. WELLMAN RETIREMENT SAVINGS AND PROFIT SHARING PLAN
                     HELSEL, INC. EMPLOYEE'S RETIREMENT PLAN
               HELSEL, INC. EMPLOYEE'S SAVINGS AND INVESTMENT PLAN
                        SINTERLOY CORPORATION 401(k) PLAN
             HUTCHINSON PRODUCTS CORPORATION EMPLOYEES' 401(k) PLAN
               HAWK CORPORATION 401(k) SAVINGS AND RETIREMENT PLAN
                            (Full Title of the Plans)

Norman C. Harbert                              Copy to:
Chairman of the Board and                      Marc C. Krantz, Esq.
Chief Executive Officer                        Kohrman Jackson & Krantz P.L.L.
Hawk Corporation                               One Cleveland Center, 20th Floor
200 Public Square, Suite 30-5000               Cleveland, Ohio 44114
Cleveland, Ohio  44114                         216/696-8700
216/861-3553
(Name, address, telephone number, including area code of agent for service)

                         Calculation of Registration Fee

====================================================================================================================
  Title of securities to be     Amount to be      Proposed maximum       Proposed maximum           Amount of
         registered              registered      offering price per     aggregate offering      registration fee
                                                      share(1)               price(1)
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock,           500,000(2)(3)           $9.75               $4,875,000              $1,355.25
$.01 par value
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended.

(2) This Registration Statement also relates to such indeterminate number of additional shares of Class A Common Stock of the Registrant as may be issuable as a result of stock splits, stock dividends, recapitalizations, mergers, reorganizations, combinations or exchanges of shares or other similar events.

(3) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.

===============================================================================


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                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document or documents containing the information specified in Part I with respect to Friction Products Co. Profit Sharing Plan, S.K. Wellman Retirement Savings and Profit Sharing Plan, Helsel, Inc. Employee's Retirement Plan, Helsel, Inc. Employee's Savings and Investment Plan, Sinterloy Corporation 401(k) Plan, Hutchinson Products Corporation Employees' 401(k) Plan and Hawk Corporation 401(k) Savings and Retirement Plan (collectively, the "Plans") are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by Hawk Corporation, a Delaware corporation (the "Company"), with the Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

         (b) The Company's Prospectus, dated May 12, 1998 (File No. 333-40535), which was filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Act").

         (c) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998.

         (d) The Company's Current Reports on Form 8-K filed on January 27, 1998, June 1, 1998 and June 10, 1998.

         (e) The description of the Company's Class A Common Stock contained in its Registration Statement on Form 8-A dated January 16, 1998 (File No. 001-13797) filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"). (There is no further amendment or report filed for the purpose of updating such description.)

         (f) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the latest fiscal year covered by the Annual Report referred to in (a) above; and


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         All documents hereafter filed by the Company pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Certain provisions of the Delaware General Corporation Law, the Company's Second Amended and Restated Certificate of Incorporation and contracts provide that in certain cases, officers and directors of the Company will be indemnified by the Company against certain costs, expenses and liabilities which such officer or director may incur in his capacity as such. The Company maintains an insurance policy that provides protection, within the maximum liability limits of the policy and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers of the Company with respect to certain matters that are not covered by the Company's indemnification obligations. Accordingly, the liability of such persons may be affected as a result thereof.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

         The Company hereby undertakes that the Company will submit or has submitted the Plans and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plans under Section 401 of the Internal Revenue Code of 1986, as amended.

ITEM 9.  UNDERTAKINGS

         (a) The Company hereby undertakes:


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                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to any provision or arrangement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in

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the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on December 8, 1998.

                                         HAWK CORPORATION

                                         By: /s/ Norman C. Harbert
                                           -----------------------------------
                                           Norman C. Harbert, Chairman, Chief
                                           Executive Officer and President

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Ronald E. Weinberg and Byron S. Krantz his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                  NAME                                 TITLE                           DATE

 /s/ Norman C. Harbert                    Chairman, Chief Executive              December 8, 1998
-------------------------------           Officer and President
Norman C. Harbert


 /s/ Ronald E. Weinberg                   Chairman -- Executive Committee        December 8, 1998
-------------------------------           and Treasurer
 Ronald E. Weinberg                       (Principal Financial Officer)


 /s/ Thomas A. Gilbride                   Vice President-Finance                 December 8, 1998
-------------------------------           (Principal Accounting Officer)
Thomas A. Gilbride


 /s/ Byron S. Krantz                      Secretary and Director                 December 8, 1998
-------------------------------
Byron S. Krantz


 /s/ William J. O'Neill, Jr.              Director                               December 8, 1998
-------------------------------
William J. O'Neill, Jr.

/s/ Dan T. Moore, III
-------------------------------           Director                               December 8, 1998
Dan T. Moore, III

 /s/ Paul R. Bishop                       Director                               December 8, 1998
-------------------------------
Paul R. Bishop

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         Pursuant to the requirements of the Securities Act of 1933, CG Trust
Company, which administers the Plans, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on December 3, 1998.


                                         CG TRUST COMPANY
                                         as directed trustee

                                         By: /s/ Kelly Rome
                                            ---------------------------
                                               Name: Kelly Rome
                                               Title: Trust Officer



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                                  EXHIBIT INDEX


4.1 Second Amended and Restated Certificate of Incorporation of the Company (Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on April 21, 1998)

4.2 Amended and Restated Bylaws of the Company (Incorporated by reference to the Company's Registration Statement on Form S-1 (Reg. No. 333-40535), as filed with the Commission on November 19, 1997)

23.1     Consent of Ernst & Young LLP

24.1 Reference is made to the Signatures section of this Registration Statement for the Power of Attorney contained therein

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